Exhibit 99.1

News Release

CDI Corp. Announces Strategic Plan to Enhance Long-Term Growth

Company reorganizing to support new global and growth-focused Engineering and Technology Solutions and Professional Staffing vision; organic revenues expected to reach $1.3 to $1.4 billion by 2014 with operating profit margins of 3.5% to 4.5%

Company anticipates restructuring charge in a range of $8 to $9 million in the fourth quarter of 2011; significant savings will fund targeted investments and improve earnings beginning in 2012

Philadelphia (December 8, 2011) — CDI Corp. (NYSE:CDI) (the “Company”) today announced business model and organization changes aligned with a new growth vision to make CDI an engineering and technology solutions company with global capabilities in select markets. These changes will grow CDI’s solutions business, optimize the Company’s professional staffing operations, and prioritize the geographic markets and industries to which the Company will deliver engineering and technology solutions.

“This strategic plan will focus CDI on high-potential growth opportunities in a limited number of priority industries; selectively expand our geographic footprint to meet the global needs of core clients, and provide a clear vision and improved organizational structure to make CDI a market-leading engineering and technology solutions provider,” said Paulett Eberhart, CDI’s president and chief executive officer. “While this process will be evolutionary, it will drive real change, laying a strong foundation for future growth that allows us to deliver higher-value solutions to our clients and improved returns to our shareholders.”

CDI currently provides solutions for clients in more than 20 industries. While the Company expects to continue serving clients in a variety of business segments, going forward CDI will focus on providing end-to-end engineering and technology solutions primarily for the oil & gas, chemicals, aerospace, industrial products and hi-tech industries. The Company will also leverage its strong staffing capabilities into a global professional services operation that provides cross-industry, in-demand skills in the engineering and technology markets that best serve its clients.

Key elements of the strategic plan include:

•

Create an organization that includes a new client engagement model in three geographic regions — the Americas, Europe, Middle East and Africa (EMEA), and Asia Pacific (APAC) — to enhance client service and relationships across the portfolio of CDI services;

•	Reorganize CDI’s existing Engineering Solutions (ES) and IT Solutions (ITS) services into a Global Engineering and Technology Solutions (GETS) service line with a primary focus on service excellence;

•

Create a Professional Services Staffing (PSS) service line combining CDI’s staffing and advisory services, including the current AndersElite business, into a global talent sourcing and delivery service line focused on technical and professional talent;

•	Prioritize investments in five select industry verticals, including Oil & Gas, Chemicals, Aerospace, Industrial Products and Hi-Tech;

•	Maintain Management Recruiters International (MRI) as a separate reporting entity;

•	Centralize support functions and processes into a global model to optimize execution and more effectively manage costs.

Financial Overview

The strategic plan will result in a reduction in staff headcount of approximately 200 employees.

CDI anticipates that this program will result in a pre-tax restructuring charge of approximately $8 to $9 million in the fourth quarter of 2011 reflecting employee severance and related costs.

As a result, CDI anticipates pre-tax cost savings of approximately $22 million in 2012. In order to accelerate growth and support the new organizational structure, CDI is planning to make select employee hires in 2012 which will cost approximately $3.5 million. The Company is also planning additional investments in 2012 to support the new strategic plan, including technology upgrades and restoration of certain employee benefits that were reduced during the financial crisis. Taking into account these investments, CDI expects that at least one-half of the net savings of approximately $18.5 million will benefit pre-tax earnings in 2012.

Business Segment Reporting

“This strategic plan will make CDI more focused and better aligned with current and future client needs while optimizing our service delivery organization for maximum efficiency and operational excellence,” noted Eberhart. Beginning in 2012, the Company will report revenue, gross profit and operating profit geographically. Additionally, the Company will report revenue and gross profit by service lines. MRI, the Company’s franchise delivery model focusing on mid-level and senior-level permanent placement recruitment and staffing, will continue to be reported as a separate business segment and will report revenue, gross profit and operating profit.

Reporting segments will include:

•	The Americas

•	EMEA

•	APAC

•	MRI

Service lines will include:

•

Global Engineering and Technology Solutions (GETS). This service line will comprise engineering outsourcing services currently provided by CDI’s ES verticals including Aerospace, Process and Industrial (P&I), Government Services, and Infrastructure, as well as IT outsourcing services provided by the Company’s current ITS segment.

•

Professional Services Staffing (PSS). This service line will comprise staffing services currently provided by CDI’s ES verticals including P&I, Government Services, Aerospace, the AndersElite segment and the ITS segment.

Increased Shareholder Value

When the planned organizational changes, more efficient operating platform, emphasis on higher margin solutions business and professional staffing, and new growth-focused vision are fully implemented, the Company’s plan contemplates:

•	Producing organically grown revenues of $1.3 to $1.4 billion by 2014, up from $1.0 billion in the 12 months ended September 30, 2011;

•

Increasing operating profit margins to a range of 3.5% to 4.5% by 2014, up from 1.0% in the 12 months ended September 30, 2011 (excluding a $9.7 million benefit from a successful legal appeal in the second quarter of 2011 and $8.3 million in impairments incurred in the fourth quarter of 2010); or up from 1.4% in the 9 months ended September 30, 2011 (excluding a $9.7 million benefit from a successful legal appeal in the second quarter of 2011).

Conference Call

At 10:00 a.m. Eastern Time today, Paulett Eberhart, President and CEO, Phil Clark, Executive Vice President, Global Business Development and Operations, Robert Larney, Executive Vice President and CFO, and Robert Giorgio, Executive Vice President, Global Engineering and Technology Solutions, will host an investor conference call and webcast to discuss this announcement. The call and webcast can be accessed live via the internet at www.cdicorp.com. A replay will be available within 24 hours of the live event and will be archived, along with the supporting materials, on CDI’s website.

About CDI

CDI Corp. (NYSE:CDI) is an integrated, market-leading engineering and technology services organization providing differentiated, client-focused solutions in select global industries. Beginning in 2012 its reporting segments will include the Americas, EMEA, APAC and MRI. Its new service lines will include Global Engineering and Technology Solutions, and Professional Services Staffing. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including, but not limited to, statements about our strategies for growth and future financial results (such as revenues, cost savings and operating profit margins), are forward-looking statements. Some of the forward-looking statements can be identified by words like “anticipates,” “believes,” “expects,” “may,” “will,” “could,” “should,” “intends,” “plans,” “estimates” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: weakness in general economic conditions and levels of capital spending by customers in the industries we serve; weakness in the financial and capital markets, which may result in the postponement or cancellation of our customers’ capital projects or the inability of our customers to pay our fees; the inability to successfully implement our new strategic plan; the termination or non-renewal of a major customer contract or project; our ability to maintain or expand our existing bank credit facility on satisfactory terms; credit risks associated with our customers; competitive market pressures; the availability and cost of qualified personnel; our level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations; the possibility of incurring liability for our activities, including the activities of the our temporary employees; our performance on customer contracts; negative outcome of pending and future claims and litigation; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the SEC, particularly in the “Risk Factors” section of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Form 10-K’s and Form 10-Q’s. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Vincent Webb

Vice President, Investor Relations

215-636-1240

Vince.Webb@cdicorp.com

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